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EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Proxy Statement-Prospectus of Delta Mutual, Inc. that is made a part of the Registration Statement (Form S-4) of Delta Mutual, Inc. for the registration of 11,215,244 shares of its common stock of our report dated February 25, 2001 with respect to the financial statements and schedules of Delta Mutual, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                           /s/ Wiener, Goodman & Company, P.C.
                                               Certified Public Accountants
                                               Eatontown, New Jersey

September 17, 2001